Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-137962 and 333-131734) of Gryphon Gold Corporation of our report dated June 25, 2012, with respect to the consolidated financial statements of Gryphon Gold Corporation included in this Annual Report (Form 10-K/A Amendment No. 1) for the year ended March 31, 2012.

DeCoria, Maichel & Teague P.S.
Spokane, Washington
September 13, 2012